Exhibit 23(b)

                   Consent of Independent Public Accountants

     We served as independedn public accountants to the Company for the years ended December 31, 1995 and 1994, and we hereby consent to the incorporation of our reports indluced or incorporated by reference in this Form 10-K into the Company's previously filed Registration Statement file number 33-25304 and 333-00979.



                                     Arthur Andersen LLP

Kansas City, Missouri
March 20, 1997